UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2010

American Energy Fields, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-152023	26-1657084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3266 W. Galveston Drive #101 Apache Junction, AZ	85120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 288-6530

(Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

AMERICAN ENERGY FIELDS, INC.

TABLE OF CONTENTS

		Page
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	3

Item 9.01	Financial Statements and Exhibits	4

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2010, Randall Reneau was appointed to the board of directors (the “Board”) of American Energy Fields, Inc. (the “Company”) and named as Chairman of the Board.

On March 19, 2010, the Company and Mr. Reneau entered into an agreement (the “Agreement “) whereby, in consideration for his services as Chairman of the Board, Mr. Reneau shall receive a monthly cash payment of $3,000 and an aggregate of 350,000 restricted shares of the Company’s common stock upon execution of the Agreement.  Additionally, Mr. Reneau shall receive an aggregate of 750,000 stock options with an exercise price of $0.15 per share, which shall vest 150,000 shares every six months for a total vesting period of thirty (30) months.

            Mr. Reneau is registered as a Certified Professional Geologist with over 35 years of experience in mineral exploration and project management in the United States, Mexico, Brazil, and West Africa. Mr. Reneau was the Co-Founder and currently resides as the Chairman of the Board of Strategic American Oil Corporation (SGCA), a publicly listed oil and gas exploration and production company based out of Corpus Christi, Texas.  He served Strategic American Oil as President and CEO from 2007 to 2009.  Mr. Reneau was also recently the Co-Founder, Principle Geologist, Chief Exploration Officer For Uranium Energy Corp. (UEC) an Amex listed company from January 2004 to July 2007.  While there, he was the initial driving force who developed the uranium property portfolio.  He has significant experience exploring for uranium in the United States, specifically in Texas, Arizona, New Mexico, and Wyoming, the states known to hold the largest uranium reserves.  He  extensively  explored  these states while  employed in a senior  position  for Conoco  Uranium,  a subsidiary  of Conoco  Ltd.,  and Wold Nuclear,  a  privately-held  company.  Mr. Reneau holds licenses to practice geology in the states of Texas, Washington and Alaska.  From December 2003 to December 2004, Mr. Reneau served as Chief Geologist for Oromex Resources in Durango, Mexico.  From 1997 to December 2003, Mr. Reneau served as senior consulting geologist for AZCO Mining, Inc., managing exploration projects in Mali, West Africa and Sonora, Mexico.  From 1990 to 1999, Mr. Reneau served as Principal Geologist for Reneau and Associates, a Geo-Environmental firm.  From 1988 to 1990, Mr. Reneau was employed as a senior consulting geologist with Western Mining Corporation's Canadian subsidiary, Westminer Canada. Mr. Reneau's role at Westminer Canada included mineral exploration in West Africa. Mr. Reneau served as President of Reneau Exploration and Development Company, Inc. ("REDCO") from 1980 to 1988. REDCO drilled and operated wells in Stephens County, Oklahoma and Navarro, Milam, Wilson and Guadalupe Counties in Texas. Mr. Reneau has a B.A. in Geology from Central Washington University and an M.S. in Environmental Engineering from Kennedy-Western University.

            Mr. Reneau has not been involved in an y transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
10.1	Letter Agreement dated March 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:   March 24, 2010

AMERICAN ENERGY FIELDS, INC.

By:	/s/ Joshua Bleak
Name: Joshua Bleak
Title: President

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Letter Agreement dated March 19, 2010